March 2019

Preliminary Terms No. 1,702

Registration Statement Nos. 333-221595; 333-221595-01

Dated March 4, 2019

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide a minimum payment at maturity of only 20% of the stated principal amount. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF, which we refer to as the underlyings, is at or above 80% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing level of either of the underlyings is less than its respective coupon barrier level on any observation date, we will pay no interest for the related monthly period. Beginning after one year, the securities will be automatically redeemed if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. However, if the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of their initial investment and also the risk of not receiving any contingent monthly coupons throughout the 5-year term of the securities. These long-dated securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 5-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent monthly coupons is based on the worst performing of the underlyings, the fact that the securities are linked to two underlyings does not provide any asset diversification benefits and instead means that a decline in the level of either of the underlyings below the relevant coupon barrier level will result in no contingent monthly coupons, even if the other underlying closes at or above its respective coupon barrier level. Because all payments on the securities are based on the worst performing of the underlyings, a decline of either of the underlyings by an amount greater than the buffer amount as of the final observation date will result in a loss of your investment, even if the other underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of either of the underlyings. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	S&P 500® Index (the “SPX Index”) and SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	March 26, 2019
Original issue date:	March 29, 2019 (3 business days after the pricing date)
Maturity date:	April 1, 2024
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date.

Following this initial 1-year non-call period, if, on any redemption determination date, beginning on March 26, 2020, the determination closing level of each of the underlyings is greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date.  No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing level of either of the underlyings is below its respective initial level on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Determination closing level:

With respect to the SPX Index, the index closing value for such underlying on any redemption determination date or observation date (other than the final observation date)

With respect to the XOP Shares, the closing price for such underlying on any redemption determination date or observation date (other than the final observation date) times the adjustment factor on such redemption determination date or observation date, as applicable

Redemption determination dates:	Starting on March 26, 2020, monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates,” subject to postponement for non-index business days, non-trading days and certain market disruption events
Early redemption dates:	Starting on March 31, 2020, monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 8.00% (corresponding to at least approximately $6.6667 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

If, on any observation date, the determination closing level of either of the underlyings is less than its respective coupon barrier level, no contingent monthly coupon will be paid with respect to that observation date.   It is possible that one or both of the underlyings will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent monthly coupons.

Coupon barrier level:	With respect to the SPX Index, , which is equal to 80% of its initial level With respect to the XOP Shares, $ , which is equal to 80% of its initial level
Buffer amount:

With respect to each of the underlyings, 20%.  As a result of the buffer amount of 20%, the level at or above which each of the underlyings must close on the final observation date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the SPX Index,       , which is equal to 80% of its initial level

With respect to the XOP Shares, $       , which is equal to 80% of its initial level

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

•   If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level: the stated principal amount and the contingent monthly coupon with respect to the final observation date

•   If the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%)]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the securities pay less than the minimum payment at maturity of $200 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $940.30 per security, or within $30.00 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” or “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017       Index Supplement dated November 16, 2017    Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Terms continued from previous page:
Initial level:

With respect to the SPX Index,       , which is the index closing value for such underlying on the pricing date

With respect to the XOP Shares, $      , which is the closing price for such underlying on the pricing date

Coupon payment dates:	Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.
Observation dates:	Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each of the underlyings, to postponement for non-index business days, non-trading days and certain market disruption events. We also refer to March 26, 2024 as the final observation date.
Final level:

With respect to the SPX Index, the index closing value of the SPX Index on the final observation date

With respect to the XOP Shares, the closing price of one XOP Share on the final observation date times the adjustment factor on such date

Minimum payment at maturity:	$200 per security (20% of the stated principal amount)
Adjustment factor:	With to the XOP Shares, 1.0, subject to adjustment in the event of certain events affecting the XOP Shares
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Underlying percent change:	With respect to each underlying: (final level – initial level) / initial level
CUSIP / ISIN:	61768D2K0 / US61768D2K07
Listing:	The securities will not be listed on any securities exchange.

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
April 26, 2019*	May 1, 2019*
May 28, 2019*	May 31, 2019*
June 26, 2019*	July 1, 2019*
July 26, 2019*	July 31, 2019*
August 26, 2019*	August 29, 2019*
September 26, 2019*	October 1, 2019*
October 28, 2019*	October 31, 2019*
November 26, 2019*	December 2, 2019*
December 26, 2019*	December 31, 2019*
January 27, 2020*	January 30, 2020*
February 26, 2020*	March 2, 2020*
March 26, 2020	March 31, 2020
April 27, 2020	April 30, 2020
May 26, 2020	May 29, 2020
June 26, 2020	July 1, 2020
July 27, 2020	July 30, 2020
August 26, 2020	August 31, 2020
September 28, 2020	October 1, 2020
October 26, 2020	October 29, 2020
November 27, 2020	December 2, 2020
December 28, 2020	December 31, 2020
January 26, 2021	January 29, 2021
February 26, 2021	March 3, 2021
March 26, 2021	March 31, 2021
April 26, 2021	April 29, 2021
May 26, 2021	June 1, 2021
June 28, 2021	July 1, 2021
July 26, 2021	July 29, 2021
August 26, 2021	August 31, 2021
September 27, 2021	September 30, 2021
October 26, 2021	October 29, 2021
November 26, 2021	December 1, 2021
December 27, 2021	December 30, 2021
January 26, 2022	January 31, 2022
February 28, 2022	March 3, 2022
March 28, 2022	March 31, 2022
April 26, 2022	April 29, 2022
May 26, 2022	June 1, 2022
June 27, 2022	June 30, 2022
July 26, 2022	July 29, 2022
August 26, 2022	August 31, 2022
September 26, 2022	September 29, 2022
October 26, 2022	October 31, 2022
November 28, 2022	December 1, 2022
December 27, 2022	December 30, 2022
January 26, 2023	January 31, 2023
February 27, 2023	March 2, 2023
March 27, 2023	March 30, 2023
April 26, 2023	May 1, 2023
May 26, 2023	June 1, 2023
June 26, 2023	June 29, 2023
July 26, 2023	July 31, 2023
August 28, 2023	August 31, 2023

March 2019	Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

September 26, 2023	September 29, 2023
October 26, 2023	October 31, 2023
November 27, 2023	November 30, 2023
December 26, 2023	December 29, 2023
January 26, 2024	January 31, 2024
February 26, 2024	February 29, 2024
March 26, 2024 (final observation date)	April 1, 2024 (maturity date)

*The securities are not subject to automatic early redemption until the twelfth coupon payment date, which is March 31, 2020.

March 2019	Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Investment Summary

Contingent Income Buffered Auto-Callable Securities

Principal at Risk Securities

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF, which we refer to as the underlyings, is at or above 80% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing level of either of the underlyings is less than its respective coupon barrier level on any observation date, we will pay no interest for the related monthly period. Beginning after one year, the securities will be automatically redeemed if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. However, if the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of their initial investment and also the risk of not receiving any contingent monthly coupons throughout the 5-year term of the securities. Investors will not participate in any appreciation of either underlying.

Maturity:	Approximately 5 years

Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 8.00% (corresponding to at least approximately $6.6667 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

If on any observation date, the determination closing level of either of the underlyings is less than its respective coupon barrier level, we will pay no coupon for the applicable monthly period.

Automatic early redemption monthly starting after one year:	The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this initial 1-year non-call period, if the determination closing level of each of the underlyings is greater than or equal to its respective initial level on any monthly redemption determination date, beginning on March 26, 2020, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed and the final level of each of the underlyings is greater than or equal to 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon.

If the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. However, under no circumstances will the securities pay less than the minimum

March 2019	Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

payment at maturity of $200 per security Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of their initial investment.

March 2019	Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $940.30, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the buffer amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

March 2019	Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 5 year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if both of the underlyings close at or above their respective coupon barrier levels on each monthly observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 5 year term of the securities, and the payment at maturity may be up to 80% less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlyings closes at or above its respective coupon barrier level on some monthly observation dates, but one or both of the underlyings close below the coupon barrier level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing level of either of the underlyings is below the respective coupon barrier level(s) on the related observation date.

Beginning after one year, when each of the underlyings closes at or above its respective initial level on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that each of the underlyings closes at or above its respective coupon barrier level on some monthly observation dates, but one or both of the underlyings close below the respective coupon barrier level(s) on the others, and at least one of the underlyings closes below its initial level on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing level of one or both of the underlyings is below the respective coupon barrier level(s) on the related observation date. On the final observation date, each of the underlyings closes at or above 80% of its respective initial level, meaning that neither of the underlyings has declined by an amount greater than the buffer amount of 20%. At maturity investors will receive the stated principal amount and the related contingent monthly coupon.

March 2019	Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity	This scenario assumes that each of the underlyings closes at or above its respective coupon barrier level on some monthly observation dates, but one or both of the underlyings close below the respective coupon barrier level(s) on the others, and at least one of the underlyings closes below its initial level on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing level of each of the underlyings is greater than or equal to its respective coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing level of one or both of the underlyings is below the respective coupon barrier level(s) on the related observation date. On the final observation date, at least one of the underlyings closes below 80% of its respective initial level, meaning that such underlying has declined by an amount greater than the buffer amount of 20%. At maturity, investors will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 80% of their investment in the securities. No coupon will be paid at maturity in this scenario.

March 2019	Page 8

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing level of each of the underlyings on each monthly observation date, and the amount you will receive at maturity will be determined by reference to the final level of each of the underlyings on the final observation date. The actual initial level and coupon barrier level for each of the underlyings will be determined on the pricing date. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

8.00% per annum (corresponding to approximately $6.6667 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing level of each of the underlyings is at or above its respective coupon barrier level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final level of each of the underlyings is greater than or equal to 80% of its respective initial level: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final level of either of the underlyings is less than 80% of its respective initial share price:

$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%)]

Stated Principal Amount:	$1,000
Minimum Payment at Maturity:	$200 per security
Hypothetical Initial Level:	With respect to the SPX Index: 2,500 With respect to the XOP Shares: $30.00
Hypothetical Coupon Barrier Level:	With respect to the SPX Index: 2,000, which is 80% of its hypothetical initial level With respect to the XOP Shares: $24.00, which is 80% of its hypothetical initial level
Buffer Amount:	With respect to each of the underlyings: 20%

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $6.6667 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Level		Hypothetical Contingent Monthly Coupon
	SPX Index	XOP Shares
Hypothetical Observation Date 1	2,100 (at or above its coupon barrier level)	$27.00 (at or above its coupon barrier level)	$6.6667
Hypothetical Observation Date 2	2,200 (at or above its coupon barrier level)	$20.00 (below its coupon barrier level)	$0
Hypothetical Observation Date 3	1,500 (below its coupon barrier level)	$28.00 (at or above its coupon barrier level)	$0
Hypothetical Observation Date 4	1,900 (below its coupon barrier level)	$10.00 (below its coupon barrier level)	$0

On hypothetical observation date 1, each of the underlyings closes at or above its respective coupon barrier level. Therefore, a hypothetical contingent monthly coupon of $6.6667 is paid on the relevant coupon payment date.

March 2019	Page 9

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

On each of hypothetical observation dates 2 and 3, one of the underlyings closes at or above its respective coupon barrier level but the other underlying closes below its respective coupon barrier level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlyings closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing level of either of the underlyings is below its respective coupon barrier level on the related observation date.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective initial level(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Level		Payment at Maturity
	SPX Index	XOP Shares
Example 1:	3,500 (at or above 80% of initial level)	$50.00 (at or above 80% of initial level)	$1,006.6667 (the stated principal amount and the contingent monthly coupon with respect to the final observation date)
Example 2:	625 (below 80% of initial level)	$25.00 (at or above 80% of initial level)	$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%)] = $1,000 + [$1,000 x (-75% + 20%)] = $1,000 + ($1,000 x -55%) = $450
Example 3:	1,700 (below 80% of initial level)	$4.50 (below 80% of initial level)	$1,000 + [$1,000 x (underlying percent change of the worst performing underlying + 20%)] = $1,000 + [$1,000 x (-85% + 20%)] = $1,000 + ($1,000 x --65%) = $350

In example 1, the final level of each of the underlyings is at or above 80% of its initial level. Therefore, investors receive at maturity the stated principal amount of the securities and the hypothetical contingent monthly coupon with respect to the final observation date. However, investors do not participate in any appreciation of either of the underlyings.

In example 2, the final level of one of the underlyings is at or above 80% of its initial level, but the final level of the other underlying is below 80% of its initial level. Therefore, investors are exposed to the downside performance of the SPX Index, which is the worst performing underlying in this example, and investors lose 1% of principal for every 1% decline in the final level of the SPX Index from its initial level beyond the buffer amount of 20%. The payment at maturity in this example is equal to $450 per security. Investors do not receive the contingent monthly coupon for the final observation date.

In example 3, the final levels of both of the underlyings are below 80% of their initial levels. Therefore, investors are exposed to the downside performance of the XOP Shares, which represent the worst performing underlying in this example, and investors lose 1 % of principal for every 1% decline in the final level of the XOP Shares from their initial level beyond the buffer amount of 20%. The payment at maturity in this example is equal to $350 per security. Investors do not receive the contingent monthly coupon for the final observation date.

If the final level of EITHER of the underlyings is below 80% of its initial level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than the stated principal amount per security. Under these circumstances, you will lose some, and up to 80%, of your investment in the securities.

March 2019	Page 10

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities provide a minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that they provide a minimum payment at maturity of only 20% of the stated principal amount of the securities, subject to our credit risk. If the securities have not been automatically redeemed prior to maturity and if the final level of either of the underlyings is less than 80% of its respective initial level, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, you will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. In this case, the payment at maturity will be less than the stated principal amount. You could lose up to 80% of your investment in the securities.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing level of each of the underlyings is at or above 80% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the determination closing level of either of the underlyings is lower than its respective coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing level of one or both of the underlyings could remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 5 year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each of the underlyings, with respect to both the contingent monthly coupons, if any, and the payment at maturity. Your return on the securities is not linked to a basket consisting of each of the underlyings. Rather, it will be contingent upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by either of the underlyings over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive any contingent monthly coupons, each of the underlyings must close at or above its respective coupon barrier level on the applicable observation date. In addition, if either of the underlyings has declined to below 80% of its respective initial level as of the final observation date, meaning that either of the underlyings has declined by an amount greater than the buffer amount of 20%, you will lose 1% for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less than the stated principal amount. Accordingly, your investment is subject to the price risk of each of the underlyings.

▪	The contingent monthly coupon, if any, is based only on the determination closing levels of the underlyings on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing level of each of the underlyings on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of each of the underlyings on monthly observation dates, if the determination closing level of either of the underlyings on any observation date is below its respective coupon barrier level, you will receive no coupon for the related interest period even if the price(s) of one or both of the underlyings were higher on other days during that interest period.

March 2019	Page 11

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

▪	Investors will not participate in any appreciation of either of the underlyings. Investors will not participate in any appreciation of either of the underlyings, and the return on the securities will be limited to the contingent monthly coupon that is paid with respect to each observation date on which each determination closing level is greater than or equal to its respective coupon barrier level, if any.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the oil and gas exploration and production industry. The stocks included in the S&P® Oil & Gas Exploration & Production Select Industry Index® (the “share underlying index”) and that are generally tracked by the XOP Shares are stocks of companies whose primary business is associated with the exploration and production of oil and gas. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less volatile industry. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil and gas prices, such as natural disasters, supply disruptions, geopolitical events and other factors that may offset or magnify each other, including:

o	worldwide and domestic supplies of, and demand for, crude oil and natural gas;

o	the cost of exploring for, developing, producing, refining and marketing crude oil and natural gas;

o	consumer confidence;

o	changes in weather patterns and climatic changes;

o	the ability of the members of Organization of Petroleum Exporting Countries (OPEC) and other producing nations to agree to and maintain production levels;

o	the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere;

o	the price and availability of alternative and competing fuels;

o	domestic and foreign governmental regulations and taxes;

o	employment levels and job growth; and

o	general economic conditions worldwide.

March 2019	Page 12

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

These or other factors or the absence of such factors could cause a downturn in the oil and natural gas industries generally or regionally and could cause the value of some or all of the component stocks included in the share underlying index to decline during the term of the securities

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the levels of the underlyings on any day, including in relation to the respective coupon barrier levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the SPX Index and the S&P® Oil & Gas Exploration & Production Select Industry Index®,

o	whether the determination closing level of either of the underlyings has been below its respective coupon barrier level on any observation date,

o	dividend rates on the stocks constituting the SPX Index and the S&P® Oil & Gas Exploration & Production Select Industry Index®,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor,

o	the exchange rates of the U.S. dollar relative to the currencies in which the stocks constituting the S&P® Oil & Gas Exploration & Production Select Industry Index® trade, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the level of either of the underlyings at the time of sale is near or below its coupon barrier level or if market interest rates rise.

The price of any or both of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The levels of one or both of the underlyings may decrease and be below the respective coupon barrier level(s) on each observation date so that you will receive no return on your investment, and one or both of the underlyings may decline by an amount greater than the buffer amount as of the final observation date so that you lose some or all of your initial investment in the securities. There can be no assurance that the closing price of each of the underlyings will be at or above their respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that neither of the underlyings will decline by an amount greater than the buffer amount of 20% as of the final observation date so that you do not suffer a loss on your initial investment in the securities. See “S&P 500® Index Overview” and “ SPDR® S&P® Oil & Gas Exploration & Production ETF Overview” below.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

March 2019	Page 13

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XOP Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the XOP Shares. However, the calculation agent will not make an adjustment for every event that can affect the XOP Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5 year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

March 2019	Page 14

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

▪	Adjustments to the SPX Index could adversely affect the value of the securities. The publisher of the SPX Index may add, delete or substitute the stocks constituting the SPX Index or make other methodological changes that could change the value of the SPX Index. The publisher of the SPX Index may discontinue or suspend calculation or publication of the SPX Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the securities composing the SPX Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the SPX Index last in effect prior to discontinuance of the SPX Index.

▪	Adjustments to the XOP Shares or the index tracked by the XOP Shares could adversely affect the value of the securities. The investment adviser to the SPDR® S&P® Oil & Gas Exploration & Production ETF, SSgA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Oil & Gas Exploration & Production Select Industry Index®. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing SPDR® S&P® Oil & Gas Exploration & Production ETF. Any of these actions could adversely affect the price of the XOP Shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the S&P® Oil & Gas Exploration & Production Select Industry Index®. MSCI may add, delete or substitute the stocks constituting the S&P® Oil & Gas Exploration & Production Select Industry Index® or make other methodological changes that could change the level of the S&P® Oil & Gas Exploration & Production Select Industry Index®. MSCI may discontinue or suspend calculation or publication of the S&P® Oil & Gas Exploration & Production Select Industry Index® at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P® Oil & Gas Exploration & Production Select Industry Index® and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the XOP Shares and, consequently, the value of the securities.

▪	The performance and market price of the XOP Shares, particularly during periods of market volatility, may not correlate with the performance of the S&P® Oil & Gas Exploration & Production Select Industry Index®, the performance of the component securities of the S&P® Oil & Gas Exploration & Production Select Industry Index® or the net asset value per share of the XOP Shares. The XOP Shares do not fully replicate the S&P® Oil & Gas Exploration & Production Select Industry Index® and may hold securities that are different than those included in the S&P® Oil & Gas Exploration & Production Select Industry Index®. In addition, the performance of the XOP Shares will reflect additional transaction costs and fees that are not included in the calculation of the S&P® Oil & Gas Exploration & Production Select Industry Index®. All of these factors may lead to a lack of correlation between the performance of XOP Shares and the S&P® Oil & Gas Exploration & Production Select Industry Index®. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the XOP Shares may impact the variance between the performances of XOP Shares and the S&P® Oil & Gas Exploration & Production Select Industry Index®. Finally, because the shares of the XOP Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the XOP Shares may differ from the net asset value per share of the XOP Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the XOP Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the XOP Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the XOP Shares, and their ability to create and redeem shares of the XOP Shares may be disrupted. Under these circumstances, the market price of shares of the XOP Shares may vary substantially from the net asset value per share of the XOP Shares or the level of the S&P® Oil & Gas Exploration & Production Select Industry Index®.

For all of the foregoing reasons, the performance of the XOP Shares may not correlate with the performance of the S&P® Oil & Gas Exploration & Production Select Industry Index®, the performance of the component securities of the S&P® Oil & Gas Exploration & Production Select Industry Index® or the net asset value per share of the XOP Shares.  Any of these events could materially and adversely affect the price of the shares of the XOP Shares and,

March 2019	Page 15

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the XOP Shares on the final observation date, even if the XOP Shares’ shares are underperforming the S&P® Oil & Gas Exploration & Production Select Industry Index® or the component securities of the S&P® Oil & Gas Exploration & Production Select Industry Index® and/or trading below the net asset value per share of the XOP Shares.

▪	Not equivalent to investing in the underlyings or the stocks composing the SPX Index or the S&P® Oil & Gas Exploration & Production Select Industry Index®. Investing in the securities is not equivalent to investing in the underlyings or the stocks that constitute the SPX Index or the S&P® Oil & Gas Exploration & Production Select Industry Index®. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the SPX Index or the S&P® Oil & Gas Exploration & Production Select Industry Index®.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the S&P® Oil & Gas Exploration & Production Select Industry Index®), including taking positions in the XOP Shares and the stocks constituting the SPX Index or the S&P® Oil & Gas Exploration & Production Select Industry Index®, futures and/or options contracts on the underlyings or the component stock of the S&P® Oil & Gas Exploration & Production Select Industry Index® listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the S&P® Oil & Gas Exploration & Production Select Industry Index® on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of either of the underlyings and, therefore, (i) the value at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), (ii) the coupon barrier level for such underlying, which is the value at or above which such underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying), and (iii) the value at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlyings on the redemption determination dates and the observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the coupon barrier levels, the final levels, the payment at maturity, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing level in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

March 2019	Page 16

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

March 2019	Page 17

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on March 1, 2019:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	2,803.69
52 Weeks Ago:	2,677.67
52 Week High (on 9/20/2018):	2,930.75
52 Week Low (on 12/24/2018):	2,351.10

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2014 through March 1, 2019. The related table sets forth the published high and low closing values, as well as the end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on March 1, 2019 was 2,803.69. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the SPX Index should not be taken as an indication of its future performance, and no assurance can be given as to the level of the SPX Index at any time, including on the redemption determination dates or the observation dates.

S&P 500® Index	High	Low	Period End
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter (through March 1, 2019)	2,803.69	2,447.89	2,803.69

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P 500® Index” in the accompanying index supplement.

March 2019	Page 18

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

SPX Index - Daily Closing Values January 1, 2014 to March 1, 2019

March 2019	Page 19

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

SPDR® S&P® Oil & Gas Exploration & Production ETF Overview

The SPDR® S&P® Oil & Gas Exploration & Production ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of publicly traded equity securities of companies included in the S&P® Oil & Gas Exploration & Production Select Industry Index®. The SPDR® S&P® Oil & Gas Exploration & Production ETF is managed by SPDR® Series Trust (“SPDR Trust”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Oil & Gas Exploration & Production ETF. Information provided to or filed with the Securities and Exchange Commission by SPDR Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on March 1, 2019:

Ticker Symbol:	XOP UP
Current Share Price:	$30.41
52 Weeks Ago:	$33.40
52 Week High (on 10/3/2018):	$44.57
52 Week Low (on 12/24/2018):	$24.12

The following graph sets forth the daily closing values of the XOP Shares for the period from January 1, 2014 through March 1, 2019. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XOP Shares for each quarter in the same period. The closing price of the XOP Shares on March 1, 2019 was $30.41. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XOP Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XOP Shares at any time, including on the redemption determination dates or the observation dates.

SPDR® S&P® Oil & Gas Exploration & Production ETF (CUSIP 78464A730)	High ($)	Low ($)	Period End ($)
2014
First Quarter	71.83	64.04	71.83
Second Quarter	83.45	71.19	82.28
Third Quarter	82.08	68.83	68.83
Fourth Quarter	66.84	42.75	47.86
2015
First Quarter	53.94	42.55	51.66
Second Quarter	55.63	46.43	46.66
Third Quarter	45.22	31.71	32.84
Fourth Quarter	40.53	28.64	30.22
2016
First Quarter	30.96	23.60	30.35
Second Quarter	37.50	29.23	34.81
Third Quarter	39.12	32.75	38.46
Fourth Quarter	43.42	34.73	41.42
2017
First Quarter	42.21	35.17	37.44
Second Quarter	37.89	30.17	31.92
Third Quarter	34.37	29.09	34.09
Fourth Quarter	37.64	32.25	37.18
2018
First Quarter	39.85	32.38	35.22
Second Quarter	44.22	34.03	43.06
Third Quarter	44.52	39.10	43.29
Fourth Quarter	44.57	24.12	26.53
2019
First Quarter (through March 1, 2019)	31.61	27.10	30.41

March 2019	Page 20

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF — Daily Closing Prices January 1, 2014 to March 1, 2019

This document relates only to the securities offered hereby and does not relate to the XOP Shares. We have derived all disclosures contained in this document regarding SPDR Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SPDR Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SPDR Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XOP Shares (and therefore the price of the XOP Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SPDR Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XOP Shares.

We and/or our affiliates may presently or from time to time engage in business with SPDR Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to SPDR Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XOP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of SPDR Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XOP Shares.

“S&P®”, “SPDR®” and “S&P® Oil & Gas Exploration & Production Select Industry Index®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the SPDR Trust. S&P, MGH and the SPDR Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the SPDR Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P® Oil & Gas Exploration & Production Select Industry Index®. The S&P® Oil & Gas Exploration & Production Select Industry Index® is an equal-weighted index designed to measure the performance of the oil and gas exploration and production sub-industry portion of the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market.

.

March 2019	Page 21

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:	The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
SPX Index publisher:	S&P Dow Jones Indices LLC or any successor thereof
Share underlying index:	The S&P® Oil & Gas Exploration & Production Select Industry Index®
Share underlying index publisher:	Standard & Poor’s Financial Services LLC or any successor thereof
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-index business day, non-trading day or certain market disruption events with respect to either of the underlyings so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

March 2019	Page 22

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

March 2019	Page 23

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

March 2019	Page 24

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

March 2019	Page 25

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

March 2019	Page 26

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the XOP Shares, in stocks

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

constituting the SPX Index or the S&P® Oil & Gas Exploration & Production Select Industry Index® and in futures and/or options contracts on the XOP Shares, the SPX Index, the S&P® Oil & Gas Exploration & Production Select Industry Index® or their component stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of one or both of the underlyings and, therefore, could increase (i) the value at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), (ii) the coupon barrier level for such underlying, which is the value at or above which such underlying must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying) and (iii) the value at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final observation date, by purchasing and selling the XOP Shares, the stocks constituting the SPX Index or S&P® Oil & Gas Exploration & Production Select Industry Index®, futures or options contracts on the XOP Shares, the SPX Index, the S&P® Oil & Gas Exploration & Production Select Industry Index® or their component stocks of the S&P® Oil & Gas Exploration & Production Select Industry Index® listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlyings on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 1, 2024, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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